SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008
THE WALKING COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22963	52-1868665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Gray Avenue, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 963-8727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed, since last report)

Item 2.02.	Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On May 6, 2008, Big Dog Holdings, Inc. issued a press release announcing its financial results for the period ended March 31, 2008.  A copy of the press release is attached as Exhibit 99.1.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2008, we changed our name from Big Dog Holdings, Inc. to The Walking Company Holdings, Inc. (the “Company”).   The name change was effected pursuant to Section 253 of the Delaware General Corporation Law through our merger with a newly formed wholly owned subsidiary; stockholder approval was not required.   The merger did not effect the outstanding stock of the Company and no other changes were made to our Certificate of Incorporation.  In connection with the merger and related name change, we applied for, and received, a new CUSIP number for our common stock.  Our new CUSIP number is 932036 106.  We have also changed our stock ticker symbol on the NASDAQ Global Market from “BDOG” to “WALK.”

A copy of the Certificate of Ownership and Merger effecting the name change is attached as Exhibit 3.1 to this Current Report on Form 8-K.  A copy of the press release announcing the name change is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits

(c)	Exhibits

3.1	Certificate of Ownership and Merger merging The Walking Company Holdings, Inc. into Big Dog Holdings, Inc.

99.1	Press Release issued by The Walking Company Holdings, Inc. on May 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALKING COMPANY HOLDINGS, INC.

Dated: May 8, 2008	By:	/s/ Anthony J. Wall
[Anthony J Wall]
[Secretary]

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Ownership and Merger merging The Walking Company Holdings, Inc. into Big Dog Holdings, Inc.
99.1	Press Release issued by The Walking Company Holdings, Inc. on May 6, 2008

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